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                                                                    EXHIBIT 23.3

                                                             [ANDERSEN LOGO]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 29, 2001 and to all references to our Firm included in or made a part of this registration statement.



/s/ Arthur Andersen LLP
---------------------------------
ARTHUR ANDERSEN LLP



Las Vegas, Nevada
December 11, 2001